CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




First Investors Corporation
95 Wall Street
New York, New York  10005


         We hereby consent to the use in Post-Effective Amendment No. 30 to the Registration Statement on Form S-6 (File No. 2-53010) of our report dated March 7, 1997 relating to the December 31, 1996 financial statements of First Investors Single Payment and Periodic Payment Plans for Investment in First Investors Fund For Income, Inc. and our report dated February 14, 1997 relating to the December 31, 1996 financial statements of First Investors Corporation, which are included in said Registration Statement.



                                                        /s/ Tait, Weller & Baker


                                                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 3, 1997